UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2023

HERITAGE-CRYSTAL CLEAN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Center Drive, Suite East C300, Hoffman Estates, IL	60192
(Address of principal executive offices)	(Zip Code)

(847) 836-5670

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	HCCI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 10, 2023, Heritage-Crystal Clean, Inc. (“HCCI” or the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of July 19, 2023 (the “Merger Agreement”), by and among the Company, JFL-Tiger Acquisition Co., Inc., a Delaware corporation (“Parent”), and JFL-Tiger Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

As of the close of business on August 28, 2023, the record date for the Special Meeting, there were 24,342,717 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. At the Special Meeting, the holders of a total of 21,642,187 shares of Common Stock, representing approximately 88.9% of the voting power of the issued and outstanding shares of Common Stock as of the record date, were present in person or represented by proxy, constituting a quorum.

At the Special Meeting, the following proposals were considered:

1.	a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”);

2.

a proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

3.

a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”).

The Merger Agreement Proposal and the Compensation Proposal were approved by the requisite vote of the Company’s stockholders. The Adjournment Proposal was not presented at the Special Meeting, as there were sufficient votes to approve the proposal to adopt the Merger Agreement at the Special Meeting.

Final voting results for each such proposal are described below. For more information on each of these proposals, see the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on August 31, 2023.

1. Merger Agreement Proposal:

For	Against	Abstain
20,450,761	589,011	602,415

2. Compensation Proposal:

For	Against	Abstain
11,427,542	9,291,557	923,088

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2023	Heritage-Crystal Clean, Inc.

	By:	/s/ Mark DeVita
	Name:	Mark DeVita
	Title:	Executive Vice President & Chief Financial Officer